AMENDMENT NO. 1 TO
ARRANGEMENT AGREEMENT

THIS AGREEMENT made as of June 3, 2003.

AMONG

VICEROY RESOURCE CORPORATION
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as “Viceroy”)

OF THE FIRST PART

AND

QUEST INVESTMENT CORPORATION
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as “Quest”)

OF THE SECOND PART

AND

AVATAR PETROLEUM INC.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as “Avatar”)

OF THE THIRD PART

AND

ARAPAHO CAPITAL CORP.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as “Arapaho”)

OF THE FOURTH PART

AND

VICEROY EXPLORATION LTD.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as “ViceroyEx”)

OF THE FIFTH PART

AND

SPECTRUMGOLD INC.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as “SpectrumGold”)

OF THE SIXTH PART

AND

ORO BELLE RESOURCES CORPORATION
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as “Oro Belle”)

OF THE SEVENTH PART

AND

650399 B.C. LTD.
a corporation existing under the laws
of the Province of British Columbia

(hereinafter referred to as “SpectrumSub”)

OF THE EIGHTH PART

(the “Parties”)

WHEREAS:

A.

The Parties entered into an arrangement agreement (the "Arrangement Agreement") made and dated as at May 15, 2003 providing for a re-organization and exchange of securities pursuant to a plan of arrangement (the "Plan of Arrangement ") under Section 252 of Company Act (British Columbia) on the terms of the Plan of Arrangement annexed thereto as Exhibit I;

A.

The Plan of Arrangement provides, among other things, for the spin-out of Viceroy’s Argentine mineral exploration properties held by Oro Belle to ViceroyEx by exchanging its shares to Oro Belle for shares of ViceroyEx and the spin-out of certain of Viceroy and NovaGold’s North American mineral exploration properties held by SpectrumSub to SpectrumGold by exchanging their shares of SpectrumSub for shares of SpectrumGold;

B.

As disclosed in the Information Circular of the Companies in respect of the Meetings at which the shareholders of the Companies will be requested to approve the Plan of Arrangement, it was disclosed that Viceroy is attempting to secure additional financing (the “ViceroyEx Additional Financing”) for Oro Belle of up to $3,000,000 prior to the completion of the Plan of Arrangement and that Viceroy and NovaGold are attempting to secure additional financing (the “SpectrumGold Additional Financing”) for SpectrumSub of up to $2,000,000 prior to the completion of the Plan of Arrangement;

C.

It has been determined that in order for the ViceroyEx Additional Financing and the SpectrumGold Additional Financing to be arranged, the terms of such financings must include the issuance of securities of the Subcos, including special warrants and/or share purchase warrants to purchase additional shares of the Subcos;

D.

Article Five of the Plan of Arrangement provides that the Parties have the right to amend, modify and/or supplement the Plan of Arrangement at any time and from time to time;

E.

The Parties wish to amend the terms of the Plan of Arrangement to provide for the exchange of such additional securities of the Subcos arranged in connection with the ViceroyEx Additional Financing and the SpectrumGold Additional Financing for securities of the SpinOutCos having the same terms and conditions, on a one for one basis; and

F.

Subscribers for the securities to be issued in connection with the ViceroyEx Additional Financing and the the SpectrumGold Additional Financing will be entering into agreements pursuant to which they will be agreeing to and be bound by the terms of exchange provided herein.

NOW THEREFORE in consideration of the premises and the covenants, agreements, representations, warranties and payments hereinafter contained, the Parties hereto covenant and agree as follows:

ARTICLE ONE

INTERPRETATION

Definitions

1.01

In this Amendment Agreement (including the Recitals), terms having a capitalized first letter and not otherwise defined herein shall have the meaning ascribed to them in the Arrangement Agreement.

ARTICLE TWO

AMENDMENTS

Amendment of Plan of Arrangement

2.01

The Arrangement Agreement is hereby amended as follows:

(a)

Section 2.02(1) of the Plan of Arrangement is hereby deleted in its entirety and the following substituted therefore:

“(1)

the securityholders of Oro Belle, including Viceroy and all other holders of securities of Oro Belle including holders of special warrants and share purchase warrants as at the Effective Date, shall exchange all of the issued securities of Oro Belle for securities of ViceroyEx having the same terms and conditions as the securities of Oro Belle, on the basis of one security of ViceroyEx for each one like security of Oro Belle; ”; and

(a)

Section 2.02(2) of the Plan of Arrangement is hereby deleted in its entirety and the following substituted therefore:

“(2)

the securityholders of SpectrumSub, including Viceroy and all other holders of securities of SpectrumSub including holders of special warrants and share purchase warrants as at the Effective Date, shall exchange all of the issued securities of SpectrumSub for securities of SpectrumGold having the same terms and conditions as the securities of SpectrumSub, on the basis of one security of SpectrumGold for each one like security of SpectrumSub;”.

Approval of Court

2.02

In accordance with the provisions of Article Five of the Plan of Arrangement, this Amendment Agreement will be filed with the Court and application for the Final Order will be made to the Court for the approval of the Plan of Arrangement as amended hereby.

Approval of Shareholders

2.03

The Parties agree to seek the approval of the Shareholders of the Parties for the Plan of Arrangement as amended hereby.

Compliance with Article Five of the Plan of Arrangement

2.04

The Parties agree to comply with the provisions of Article Five of the Plan of Arrangement with respect to this Amendment Agreement.

ARTICLE THREE

GENERAL

Limited Effect

3.01

This Amendment Agreement is supplemental to the Arrangement Agreement and shall form one instrument with the Arrangement Agreement.  Except as amended herein, the Arrangement Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms as currently written.

Enurement

3.02

This Amendment Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

Further Assurances

3.03

The Parties hereto will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Amendment Agreement.

Counterparts and Facsimile Copies

3.04

This Amendment Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date of this Amendment Agreement.  A facsimile transcribed copy of this Amendment Agreement signed by a party in counterpart or otherwise, shall be deemed to be and to constitute a properly executed, delivered and binding document of the party so signing, notwithstanding any variation in the dates of execution.

Governing Law

3.05

This Amendment Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia which will be deemed to be the proper law hereof.

IN WITNESS WHEREOF the Parties hereto have executed this Amendment Agreement as of the day and year first above written.

VICEROY RESOURCE CORPORATION Per: “Susan M. Neale” Authorized Signatory	QUEST INVESTMENT CORPORATION Per: “Brian E. Bayley” Authorized Signatory
AVATAR PETROLEUM INC. Per: “Jonathan McCullough” Authorized Signatory	ARAPAHO CAPITAL CORP. Per: “Brian E. Bayley” _ Authorized Signatory
VICEROY EXPLORATION LTD. Per: “Susan M. Neale” Authorized Signatory	SPECTRUMGOLD INC. Per: “Robert J. MacDonald” Authorized Signatory
ORO BELLE RESOURCES CORPORATION Per: “Susan M. Neale” _ Authorized Signatory	650399 B.C. LTD. Per: “Robert J. MacDonald” Authorized Signatory